Exhibit 99.1

WhiteHawk Minerals Corp. Announces $111.8 Million of Acquisitions, Second Quarter 2026 Results, and Initiation of Quarterly Dividend

Nine Acquisitions Totaling $111.8 Million of Core Appalachia and Haynesville Minerals Signed Since June 10 IPO

Record Production of 70.0 MMcfe/d for the Second Quarter 2026, Up 57% Year-Over-Year and 9% Compared to the First Quarter 2026

Initiates Quarterly Cash Dividend of $0.50 Per Share ($2.00 Annualized); Declares Prorated Initial Dividend of $0.11 Per Share for the Post-IPO Period

PHILADELPHIA, August 12, 2026 – WhiteHawk Minerals Corp. (NYSE: WHK) (“WhiteHawk” or the “Company”) today announced the signing of $111.8 million of natural gas mineral and royalty acquisitions since the completion of its initial public offering on June 10, 2026, operating and financial results for the second quarter ended June 30, 2026, and the initiation of a quarterly cash dividend of $0.50 per share of Class A common stock ($2.00 per share annualized), prorated for the period from the closing of the IPO through June 30, 2026. WhiteHawk will host a conference call and webcast to discuss its second quarter 2026 results on August 13, 2026 at 9:00 a.m. Eastern Time.

Second Quarter 2026 and Recent Highlights

•
Signed nine acquisitions totaling $111.8 million of core Marcellus, Utica, and Haynesville Shale natural gas mineral and royalty interests since the Company’s June 10, 2026 IPO, each of which are expected to be accretive and are expected to add in aggregate approximately $17.0 million and $18.5 million of incremental cash flow in 2027 and 2028, respectively
•
Net production of 70.0 MMcfe/d, an increase of 57% over the prior year quarter and 9% over the first quarter 2026
•
Total revenue of $29.1 million, including $6.7 million of unrealized hedge gains and $3.3 million of gathering, processing, transportation and lease operating expenses, an increase of 38% over the prior year quarter
•
Realized natural gas price of $3.43 per Mcf including realized hedge settlements, and $2.42 per Mcf excluding the effects of hedge settlements
•
Net loss of $39.2 million, which includes a $21.7 million non-recurring loss on extinguishment of debt and $15.8 million of non-recurring management and incentive fees, each associated with the IPO and the internalization of the Company’s manager
•
Adjusted EBITDA of $20.7 million and Cash Available for Distribution of $17.4 million, or $0.63 per share on a diluted basis (non-GAAP) and $0.96 per share on a weighted average shares outstanding basis
•
Initiated a quarterly cash dividend of $0.50 per share of Class A common stock ($2.00 per share annualized); the initial dividend of $0.11 per share is prorated from the June 10, 2026 IPO through June 30, 2026, and is payable on August 28, 2026 to holders of record as of August 24, 2026
•
Cash and cash equivalents of $13.2 million and total debt of $68.7 million as of June 30, 2026, with a $150 million undrawn reserve-based revolving credit facility

•
Inclusive of the Company’s signed acquisitions, WhiteHawk will own mineral and royalty interests across approximately 3.6 million gross unit acres, with cash flow from more than approximately 11,600 producing wells, 365 wells in process, 205 permitted wells and 9,200 undeveloped locations

Management Comments

“In our first months as a public company, WhiteHawk has demonstrated well our unique value proposition,” stated Daniel Herz, Chairman, President and Chief Executive Officer of WhiteHawk. “We benefit directly from our best-in-class operators’ performance and growth potential, with no associated capital expenditures, and minimal operating expenses. Furthermore, we have successfully executed on our dual prong acquisition strategy, driving free cash flow and net asset value per share, signing definitive agreements for both a large strategic transaction, as well as ground game transactions. We expect these attributes to drive meaningful value for shareholders in the short, medium and long term.”

Acquisition Update

Since the completion of the company’s IPO, WhiteHawk has signed definitive agreements for nine acquisitions of natural gas mineral and royalty interests in the Marcellus, Utica and Haynesville Shale with an aggregate purchase price of $111.8 million, with some remaining subject to customary closing conditions. The transactions are anchored by approximately $105.0 million of assets expected to be acquired from San Jacinto Minerals II (“SJM II”), which include Appalachia acreage in which WhiteHawk already owns an interest, together with incremental core acreage in the Haynesville.

“We are pleased to be adding significant positions in the core of Appalachia and the Haynesville at valuations well within our target return parameters,” said Matthew Heinlein, Vice President & Head of Corporate Development and Strategy. “With the majority of the purchase price allocated to SJM II’s Marcellus and Utica assets, we are increasing our ownership in acreage where we already have an established position, significant asset-level data and a deeply informed view of underlying value dating back to our initial investment in September 2024. With approximately $3 billion to $5 billion of private equity-backed mineral assets across Appalachia and the Haynesville, our longstanding relationships with management teams and sponsors across these basins continue to create differentiated, proprietary acquisition opportunities, and we believe our acquisition pipeline has never been stronger.”

•
Appalachia: approximately 600,000 gross unit acres anchored by EQT Corporation (NYSE: EQT) (“EQT”), Range Resources Corporation (NYSE: RRC) (“Range”), CNX Resources Corporation (NYSE: CNX) (“CNX”), and Antero Resources Corporation (NYSE: AR) (“Antero”)
•
Haynesville: approximately 100,000 gross unit acres anchored by Expand Energy Corporation (NASDAQ: EXE) (“Expand”), Apex Energy LLC (“Apex”), and Adamas Energy LLC (“Adamas”)

WhiteHawk's signed acquisitions including both ground game and SJM II, include more than 1,700 producing wells, 160 wells in process, 85 permitted locations, and 2,500 undeveloped locations. The assets to be acquired are expected to generate approximately 16 million cubic feet equivalent per day (“MMcfe/d”) and 17 MMcfe/d in 2027 and 2028, respectively. The added production is anticipated to add approximately $17.0 million and $18.5 million of incremental cash flow at current strip pricing in 2027 and 2028, respectively. Upon closing, the acquisitions are expected to be immediately accretive to Cash Available for Distribution per Share.

WhiteHawk expects to fund the $111.8 million purchase price through a combination of $50.0 million of to be issued Series E Preferred Stock, with the remainder of the proceeds funded through the Company’s cash on hand and borrowings on its revolving credit facility. The Series E Preferred Stock will rank senior to the Company’s common stock and to each other class and series of the Company’s capital stock and will pay a monthly cash dividend at an annual rate of 10% through March 31, 2027, 12% through December 31, 2028, and if still outstanding, 14% thereafter, subject to a minimum return of 1.05x of invested capital. The Series E Preferred Stock is expected to close in late September, concurrently with the SJM II acquisition.

Summary of Acquisitions Signed Since IPO

Metric	Amount
Number of acquisitions	9 transactions
Total purchase price	$111.8 million
Gross unit acres	~700,000
Net royalty acres (normalized to 1/8th)	11,810
Average NRI	0.21%
Producing (PDP) locations	>1,700
Wells in process and permits	>245
Undeveloped locations	>2,500

Operations Update

WhiteHawk’s second quarter net production averaged 70.0 MMcfe/d, an increase of 57% from 44.7 MMcfe/d in the second quarter of 2025 and an increase of 9% from 64.3 MMcfe/d in the first quarter of 2026. Second quarter volumes were 5,384,204 Mcf of natural gas, 110,353 barrels of NGLs and 53,847 barrels of oil, or 6,369,404 Mcfe in total, 85% of which was natural gas.

During the last twelve months, 525 gross wells (1.91 net wells) were turned in line across WhiteHawk’s acreage.

In Appalachia the Company’s four largest operators (EQT, Antero, Range and CNX) represented 96% of WhiteHawk’s total Appalachia production over the last twelve months. Over the last twelve months approximately 43% of those four operators’ gross production paid WhiteHawk royalties. The Company’s 975,000 gross unit acre position captured approximately 46% of all Appalachia wells turned in line by these operators during the last twelve months. WhiteHawk has a five-year capture rate of 45% in Appalachia.

In the Haynesville the Company’s four largest operators (Expand, Adamas, Comstock Resources Inc (NYSE: CRK) (“Comstock”) and Tokyo Gas Co. Ltd (“Tokyo Gas”)) represented 58% of WhiteHawk’s total Haynesville production over the last twelve months. Over the last twelve months approximately 45% of those four operators’ gross production paid WhiteHawk royalties. The Company’s 725,000 gross unit acre position captured approximately 42% of all wells turned in line by these operators during the last twelve months. WhiteHawk has a five-year capture rate of 47% in the Haynesville.

Second Quarter 2026 Financial Results

Total revenue of $29.1 million, including $6.7 million of unrealized hedge gains and $3.3 million of gathering, processing, transportation, and lease operating expenses, an increase of 38% over the second quarter 2025 and 40% over the first quarter 2026. Average realized natural gas prices for the second quarter of 2026 were $3.43 per Mcf including hedge settlements and $2.42 per Mcf before the effects of hedge settlements, compared to Henry Hub first-of-month pricing that averaged $2.90 per MMBtu for the quarter. Average realized crude oil prices for the second quarter of 2026 were $71.58 including hedge settlements and $93.00 per barrel of oil before the effects of hedge settlements. The Company realized $29.07 per barrel of NGLs. WhiteHawk protects a substantial portion of its revenue through its hedge instruments, with 96% of natural gas production hedged for the second quarter of 2026. Please see below for a table of the Company’s hedge positions as of August 12, 2026.

WhiteHawk’s Adjusted EBITDA was $20.7 million for the second quarter 2026. The Company’s Adjusted EBITDA for the quarter represents a 104% increase over the second quarter 2025 and 19% increase over the first quarter 2026. General and administrative expenses excluding stock-based compensation and non-recurring transaction costs for the second quarter 2026 were $1.8 million. Total general and administrative expenses were $4.3 million, including $1.7 million of non-recurring expenses associated with the Company’s IPO, and $0.9 million of non-cash stock-based compensation.

Net loss for the second quarter of 2026 was $39.2 million, or $2.54 per share, compared to a net loss of $0.2 million in the second quarter of 2025. The net loss for the second quarter of 2026 includes several non-recurring costs associated with the Company’s initial public offering and corporate reorganization that management does not consider indicative of ongoing operations, including a $21.7 million loss on extinguishment of debt in connection with the repayment of $187.4 million of senior secured notes, $15.8 million of non-recurring management and incentive fees paid in connection with the internalization of the Company’s manager, and a $1.7 million non-cash change in the fair value of the earnout liability.

Financial Results

WhiteHawk Minerals Corp.
SELECTED OPERATING DATA
(Unaudited)

	Three Months Ended
	June 30,
	2026	2025

Production Data:
Natural gas (Mcf)	5,384,204	3,770,877
Oil (Bbls)	53,847	4,905
Natural gas liquids (Bbls)	110,353	43,885
Combined volumes (Mcfe)	6,369,404	4,063,617
Average daily combined volume (Mcfe/d)	69,993	44,655

Average sales prices:
Natural gas (Mcf)	$2.42	$2.78
Oil (Bbls)	$93.00	$61.94
Natural gas liquids (Bbls)	$29.07	$23.54
Combined per Mcfe	$3.34	$2.91

Average realized price after effects of hedge settlements:
Natural gas (Mcf)	$3.43	$3.30
Oil (Bbls)	$71.58	$61.94
Combined per Mcfe	$4.02	$3.39

WhiteHawk Minerals Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2026	2025
Revenues:
Royalty revenue	$17,813	$10,306
Gain (loss) on commodity derivative instruments	10,984	10,726
Lease bonus and other revenue	280	85
Total revenue	29,077	21,117
Operating expenses:
General and administrative	4,379	9,596
Management fees	15,841	2,173
Depletion, depreciation and accretion	10,198	5,978
Total operating expenses	30,418	17,747
Operating income (loss)	(1,341)	3,370

Other expense:
Loss on extinguishment of debt	21,722	3,839
Change in fair value of earnout liability	1,694	-
Interest expense, net	5,034	4,345
Income (loss) before income taxes	(29,791)	(4,814)
Provision for (benefit from) income taxes	9,414	(4,595)
Net income (loss)	(39,205)	(219)
Net (income) loss attributable to non-controlling interests	115	-
Earnings allocated to participating securities	(4,420)	(2,367)
Net income (loss) attributable to common stockholders	$(43,510)	$(2,586)

Net income (loss) per common share attributable to common stockholders:
Class A common shares (basic and diluted)	$(2.54)	$(0.47)

WhiteHawk Minerals Corp.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$13,229	$28,989
Accounts receivable	8,637	10,176
Short-term derivative asset	8,532	5,349
Other current assets	2,150	1,410
Total current assets	32,548	45,924
Natural gas and oil mineral interests, net - successful efforts method	477,633	460,586
Other property and equipment, net	215	275
Other assets	7,892	353
Total assets	$518,288	$507,138

LIABILITIES , MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$9,020	$1,177
Accrued liabilities	3,300	1,158
Accrued dividends	-	7,516
Senior notes, current portion	-	6,275
Earnout liability, current portion	10,841	-
Operating lease liabilities, current portion	179	176
Total current liabilities	23,340	16,302
Senior notes, net of unamortized debt issuance costs and current portion	68,070	227,985
Deferred tax liabilitity	-	21,329
Operating lease liabilities, net of current portion	31	121
Earnout liability, net of current portion	15,076	-
Long-term derivative liability	801	4,669
Asset retirement obligation	329	316
Total liabilities	107,647	270,722
Mezzanine equity:
Series B Preferred Stock	34,763	27,662
Equity:
Class A common stock	-	-
Class T common stock	-	-
Class I common stock	-	-
Class B common stock	-	-
Additional paid in capital	333,792	223,900
Accumulated deficit	(55,299)	(15,146)
Shareholders' equity of WhiteHawk Minerals Corp.	278,493	208,754
Non-controlling interest	97,385	-
Total equity	375,878	208,754
Total liabilities, mezzanine equity and equity	$518,288	$507,138

WhiteHawk Minerals Corp.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2026	2025
Cash flow from operating activities:
Net income (loss)	$(40,268)	$(8,312)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized (gain) loss on commodity derivative instruments	(7,051)	(370)
Depletion, depreciation and accretion	19,863	9,177
Stock-based compensation	1,408	-
Amortization of debt issuance costs	496	364
Loss on extinguishment of debt	21,722	3,839
Change in fair value of earnout liability	1,694	-
Deferred income taxes	5,932	(4,595)
Changes in operating assets and liabilities (net of assets and liabilities acquired)
Accounts receivable	1,539	(4,371)
Other current assets	(740)	(801)
Other assets	(274)	1,097
Accounts payable	7,842	(830)
Accrued liabilities and other liabilities	(5,461)	833
Net cash provided by (used in) operating activities	6,702	(3,969)
Cash flows from investing activities:
Purchases of oil and gas properties, net of post-close adjustments	(36,836)	(115,003)
Internalization, net of cash	(2,882)	-
Acquisition of PHX, net of cash	-	(192,782)
Net cash provided by (used in) investing activities	(39,718)	(307,785)
Cash flows from financing activities:
Proceeds from Senior Notes	-	186,000
Repayment of Senior Notes	(187,410)	(3,250)
Deferred financing costs	(8,222)	(5,712)
Proceeds from the issuance of common stock, net	214,389	105,805
Proceeds from the issuance of Series B preferred stock, net	18,541	7,520
Proceeds from the issuance of Series C preferred stock, net	-	56,000
Proceeds from the issuance of Series D preferred stock, net	37,768	-
Common stock redemptions	(854)	(140)
Series A Preferred Stock redemptions	-	(19,000)
Series B Preferred Stock redemptions	(10,182)	-
Series D Preferred Stock redemptions	(37,780)	-
Dividends paid to Series A Preferred Stock	-	(794)
Dividends paid to Series B Preferred Stock	(1,258)	(615)
Dividends paid to Series C Preferred Stock	-	(2,041)
Dividends paid to Series D Preferred Stock	(3,022)	-
Dividends paid to common stock	(4,662)	(4,393)
Dividend equivalent rights paid	(52)	-
Net cash provided by (used in) financing activities	17,256	319,380
Net increase (decrease) in cash and cash equivalents	(15,760)	7,626
Cash and cash equivalents, beginning of period	28,989	5,330
Cash and cash equivalents, end of period	$13,229	$12,956
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,954	$5,915
Cash paid for income taxes	$1,898	$-
Non-cash investing and financing activities:
Dividends paid to common stock holders through common stock issuances pursuant to distribution reimbursement plan	$1,534	$-
Change in dividends declared but not yet paid	$(7,542)	$1,728

Non-GAAP financial measures

Adjusted EBITDA for the second quarter of 2026 was $20.7 million. Cash Available for Distribution was $17.4 million, or $0.63 per share (“CAD per Share”), which includes 23,795,450 shares of Class A common stock and 3,750,000 of Class B common stock outstanding as of June 30, 2026. A reconciliation of Adjusted EBITDA, Cash Available for Distribution and CAD per Share to their most directly comparable GAAP measures is provided in the tables at the end of this release.

Adjusted EBITDA, Cash Available for Distribution, and CAD per Share are supplemental non-GAAP financial measures used by WhiteHawk's management and by external users of the Company's financial statements such as investors, research analysts and others that the Company’s management believes are useful to assess the financial performance of the Company’s assets and their ability to sustain dividends and/or share repurchases over the long term without regard to financing methods, capital structure or historical cost basis. WhiteHawk defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depletion, depreciation and accretion, further adjusted to exclude stock-based compensation, loss on extinguishment of debt, changes in the fair value of the earnout liability, non-recurring management and incentive fees, and unrealized gains and losses on commodity derivative instruments. We reconcile Adjusted EBITDA to net income (loss), its most directly comparable GAAP measure.

We define Cash Available for Distribution as net cash provided by operating activities excluding amortization of debt issuance costs, interest expense, net, transaction costs, deferred taxes, provision for income taxes, management fees, and changes in operating assets and liabilities, plus or minus amounts for certain non-cash operating activities, cash interest expense, cash taxes and cash preferred dividends. We reconcile Cash Available for Distribution to net cash provided by operating activities, its most directly comparable GAAP measure. We define CAD per Share as Cash Available for Distribution divided by the number of shares of Class A common stock and Class B common stock outstanding at the end of the applicable period. We reconcile CAD per Share to net cash provided by operating activities per share, its most directly comparable GAAP measure.

Adjusted EBITDA, Cash Available for Distribution and CAD per Share do not represent and should not be considered alternatives to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of the Company’s financial performance. The Company’s non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. The Company’s computations of Adjusted EBITDA, Cash Available for Distribution and CAD per Share may differ from computations of similarly titled measures of other companies.

Certain forward-looking statements in this press release, including expected accretive impact of the pending acquisitions to Cash Available for Distribution per Share and net asset value per share, include or may reference forward-looking non-GAAP financial measures. Due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, including commodity prices, production volumes, operating costs and other factors, the Company has not provided a reconciliation to the most comparable forward-looking GAAP measures. The variability of these items may have a significant impact on the Company’s future GAAP financial results.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Three Months
	Ended
	June 30, 2026
Net income (loss)	$(39,205)
Interest expense, net	5,034
Depletion, depreciation and accretion	10,198
Income tax expense (benefit)	9,414
Management fees	15,841
Unrealized loss (gain) on commodity derivative instruments	(6,655)
Loss on extinguishment of debt	21,722
Stock-based compensation	925
Change in fair value of earnout liability	1,694
Transaction costs	1,691	(a)
Adjusted EBITDA	$20,659
(a)
Reflects the inclusion of non-recurring transaction expenses associated with the Company’s initial public offering

Reconciliation of Cash Provided by Operating Activities to Cash Available for Distribution

(in thousands, except share and per share amounts)

	Three Months
	Ended
	June 30, 2026
Net cash provided by operating activities	$3,861
Amortization of debt issuance costs	(299)
Interest expense, net	5,034
Change in deferred income taxes	(6,004)
Income tax expense (benefit)	9,414
Management fees	15,841
Transaction costs	1,691	(a)
Changes in operating assets and liabilities	(8,880)
Cash interest expense, net	(1,587)	(b)
Cash income taxes	(550)	(c)
Preferred dividends	(1,163)	(d)
Cash available for distribution	$17,358

Cash available for distribution per share
Class A common stock outstanding	23,795,450
Class B common stock outstanding	3,750,000
Common stock outstanding	27,545,450
CAD per Share	$0.63
(a)
Reflects the inclusion of non-recurring transaction expenses associated with the Company’s initial public offering.

(b)
Reflects a $3.1 million reduction in interest expense related to the paydown of outstanding debt made at the closing of the initial public offering.
(c)
Reflects a $1.3 million reduction in cash income taxes related to the acquisition of PHX Minerals, Inc. made in Q2 2025 that were paid during Q2 2026.
(d)
Reflects a $2.2 million reduction in preferred dividends related to the paydown of Series D and Series B Preferred Stock made at the closing of the initial public offering.

Initiation of Quarterly Dividend

Consistent with the dividend policy outlined at the time of its initial public offering, the Board of Directors of WhiteHawk has authorized the initiation of a quarterly cash dividend on the Company’s Class A common stock at a rate of $0.50 per share, or $2.00 per share on an annualized basis. The initial dividend has been prorated for the period from the closing of the IPO through June 30, 2026. Accordingly, the Board declared an initial quarterly cash dividend of $0.11 per share of Class A common stock, payable on August 28, 2026 to shareholders of record as of the close of business on August 24, 2026.

WhiteHawk intends to continue to return a significant portion of its Cash Available for Distribution to shareholders through quarterly dividends, with remaining cash flow reinvested into accretive mineral and royalty acquisitions. Prior to the IPO, WhiteHawk paid dividends monthly and delivered 49 consecutive months of dividends to its equity holders.

Capitalization and Liquidity

WhiteHawk completed its IPO on June 10, 2026, issuing 7.7 million Class A common shares for gross proceeds of $200.2 million. On June 16, 2026, the Company exercised its greenshoe option, issuing an additional 0.8 million Class A common shares for gross proceeds of $20.3 million. The proceeds from the transaction were primarily used to repay $156.3 million of borrowings on its senior secured notes, to fully redeem $37.8 million of Series D preferred equity outstanding, and to redeem $10.2 million of its Series B preferred equity outstanding. As of June 30, 2026, WhiteHawk had cash and cash equivalents of $13.2 million and $68.1 million of senior secured notes outstanding, net of unamortized debt issuance costs. In connection with the IPO, the Company repaid $156.3 million of senior notes, materially reducing leverage and cash interest expense on a go-forward basis. On May 10, 2026, WhiteHawk Operating Partnership L.P. (“OpCo”) entered into a $150 million reserve-based revolving credit facility with Capital One, National Association, as administrative agent, which was undrawn at quarter end.

Net debt, which is defined as total debt outstanding less cash and cash equivalents at the end of the period, was $55.5 million at June 30, 2026, down from $166.9 million at March 31, 2026. The Company, in accordance with its credit agreements, was 0.67x levered as of June 30, 2026.(1)

(1)
Calculated by dividing the sum of total debt outstanding less cash on hand as of June 30, 2026 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure above for the reconciliation of Adjusted EBITDA to Net income (loss).

Derivatives

As of August 12, 2026, the Company had the following open hedge contracts:

Period and Type of Contract	Volume (MMBtu)	Weighted Average Price (Per MMBtu)
Natural Gas Fixed Price Swaps:
2026
Third Quarter	3,407,000	$4.05
Fourth Quarter	5,494,000	$4.06
2027
First Quarter	5,197,000	$3.98
Second Quarter	5,035,000	$3.85
Third Quarter	5,088,000	$3.85
Fourth Quarter	5,130,000	$3.85
2028
First Quarter	4,787,000	$3.75
Second Quarter	4,653,000	$3.71
Third Quarter	4,648,000	$3.65
Fourth Quarter	4,611,000	$3.65
2029
First Quarter	3,624,000	$3.64
Second Quarter	533,000	$3.38

Period and Type of Contract	Volume (MMBtu)	Weighted Average Price (Per MMBtu)
Natural Gas TETCO M2 Fixed Price Swaps:
2026
Third Quarter	1,310,000	$(1.07)
Fourth Quarter	1,979,000	$(1.07)
2027
First Quarter	2,035,000	$(1.03)
Second Quarter	1,857,000	$(1.04)
Third Quarter	1,872,000	$(1.03)
Fourth Quarter	1,886,000	$(1.04)
2028
First Quarter	1,702,000	$(0.89)
Second Quarter	1,114,000	$(0.85)
Third Quarter	1,118,000	$(0.86)
Fourth Quarter	1,122,000	$(0.84)
2029
First Quarter	981,000	$(0.84)
Second Quarter	291,000	$(1.03)

Period and Type of Contract	Volume (Bbls)	Weighted Average Price (Per Bbl)
WTI Fixed Price Swaps:
2026
Third Quarter	29,000	$62.38
Fourth Quarter	41,000	$62.04
2027
First Quarter	40,000	$61.74
Second Quarter	38,000	$62.52
Third Quarter	38,000	$62.61
Fourth Quarter	38,000	$62.71
2028
First Quarter	38,000	$62.74
Second Quarter	26,000	$64.41
Third Quarter	27,000	$64.41
Fourth Quarter	27,000	$64.39
2029
First Quarter	9,000	$64.45

		Weighted Average	Weighted Average
Period and Type of Contract	Volume (MMBtu)	Floor Price (Per MMBtu)	Ceiling Price (Per MMBtu)
Natural Gas Collar Contracts:
2026
Third Quarter	200,000	$3.00	$3.60

Conference Call

WhiteHawk will host a conference call and webcast to discuss its second quarter 2026 results on August 13, 2026 at 9:00 a.m. Eastern Time. A live webcast and accompanying presentation materials will be available in the Investors section of the Company’s website at www.whitehawkminerals.com, where a replay will be archived following the call.

About WhiteHawk Minerals Corp.

WhiteHawk Minerals Corp. (NYSE: WHK) is a natural gas-focused mineral and royalty company positioned in the core of the Marcellus, Utica and Haynesville Shale. WhiteHawk owns mineral and royalty interests across approximately 3.6 million gross unit acres underlying the industry’s premier natural gas operators, representing approximately 13% exposure to total 2025 U.S. dry gas production. The Company was founded in 2022 by a management team with over 125 years of combined experience and is focused on accretively consolidating the fragmented natural gas mineral and royalty space. For more information, please visit www.whitehawkminerals.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the Company’s expectations with respect to the closing, funding and financial impact of the acquisitions described herein, including the expected purchase price, target cash flow multiple and accretive impact of such acquisitions; the Company’s expectations regarding the production and cash flow contributions of the assets to be acquired, including the expectation that such assets will generate approximately 16MMcfe/d and 17MMcfe/d of production and approximately $17.0 million and $18.5 million of incremental cash flow in 2027 and 2028, respectively; the Company’s projected post-acquisition asset base, including expected gross unit acres, producing wells, wells in process and undeveloped locations; the Company’s expected sources and uses of funds for pending acquisitions, including the anticipated issuance of Series E Preferred Stock, use of cash on hand and borrowings under the Company’s revolving credit facility; the Company’s dividend policy, including the declaration and payment of future dividends; the Company’s intention to pay quarterly dividends and to return a significant portion of Cash Available for Distribution to shareholders; expected production; free cash flow, operator development activity on the Company’s acreage; natural gas demand projections (including estimated incremental demand from artificial intelligence data centers, new power plants and LNG export capacity growth); the Company’s acquisition pipeline and target leverage; the expected timing and terms of the Series E Preferred Stock offering; and other statements that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in commodity prices; the pace and extent of AI-related electricity demand and LNG export development; the Company’s ability to negotiate, execute and consummate definitive documentation for, and to close, the pending acquisitions on the anticipated timeline or at all, including the risk that a counterparty may fail to satisfy closing conditions or otherwise fail to perform under the applicable purchase and sale agreement; the risk that the actual purchase price, cash flow multiple or other economic terms of the pending or future acquisitions may differ from the estimates presented herein; the risk that production and cash flow contributions from assets to be acquired may differ materially from the expectations described herein due to commodity price fluctuations, operator activity levels, well performance and other factors; the availability and terms of financing for the pending acquisitions, including the Series E Preferred Stock offering and borrowings under the Company’s revolving credit facility, and the risk that such financing may not be obtained on the anticipated terms, in the anticipated amounts, on the expected timeline or at all; the Company’s ability to identify and consummate additional acquisitions on favorable terms and to obtain financing therefor; operator drilling and completion activity on the Company’s acreage; regulatory changes; general economic and market conditions; and the risks described under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission. The declaration and payment of any future dividends, including the amount and timing thereof, will be at the sole discretion of the Board of Directors, which may change the Company’s dividend policy at any time and for any reason, including changes in the Company’s financial condition, results of operations, capital requirements, general business conditions or any other factor the Board deems relevant. There can be no assurance that the Company will declare or pay dividends at the current rate, or at all. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement, except as required by applicable law.

Investor and Media Contact

John Ragozzino Jr., CFA

investors@whitehawkenergy.com